As filed with the Securities and Exchange Commission on December 31, 1996.
                                                  Registration No.  33-80347
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        POST-EFFECTIVE AMENDMENT NO. 2
                                      ON
                                   FORM S-3
                                      TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933
                       CELL ROBOTICS INTERNATIONAL, INC.
                       ---------------------------------
                (Name of small business issuer in its Charter)

  Colorado                          5049-05                      84-1153295

------------                       ---------                     ----------
(State or other jurisdiction(Primary Standard Industrial         IRS Employer
of incorporation or organization)Classification Code Number)Identification
Number

                          2715 Broadbent Parkway N.E.
                        Albuquerque, New Mexico  87107
                                (505) 343-1131
-------------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       Dr. Ronald K. Lohrding, President
                          2715 Broadbent Parkway N.E.
                        Albuquerque, New Mexico  87107
                                (505) 343-1131
-------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number of
agent for service of process)
                                  Copies to:
                           Clifford L. Neuman, Esq.
                                 Neuman & Cobb
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

         Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant
to dividend or interest reinvestment plans, please check the following box.   [
]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [ X ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]
If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [  ]


===============================================================================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       CELL ROBOTICS INTERNATIONAL, INC.

            Item No. and Heading
                 In Form S-3                     Location
           Registration Statement              In Prospectus
           -----------------------             -------------

1.   Forepart of the Registration       Forepart of Registration
     Statement and outside front        Statement and outside front
     cover page of Prospectus           cover page of Prospectus

2.   Inside front and outside back      Inside front and outside back
     cover pages of Prospectus          cover pages of Prospectus

3.   Summary Information, Risk          Prospectus Summary, Risk Factors
     Factors and Ratio of Earnings
     to Fixed Charges

4.   Use of Proceeds                    Use of Proceeds

5.   Determination of Offering Price    *

6.   Dilution                           *

7.   Selling Securityholder             Selling Securityholders

8.   Plan of Distribution               Plan of Distribution

9.   Description of Securities to       Description of Securities
     be Registered

10.  Interest of Named Experts          Legal Matters
     and Counsel

11.  Material Changes                   Recent Developments

12.  Incorporation of Certain           Incorporation of Certain
     Information by Reference           Documents by Reference

13.  Disclosure of Commission           Indemnification
     Position on Indemnification
     for Securities Act Liabilities

_______________________________

* Omitted from Prospectus because Item inapplicable or answer is in the negative.

PROSPECTUS
                       CELL ROBOTICS INTERNATIONAL, INC.
    ----------------------------------------------------------------------

                               2,262,500 Shares
                         $.004 par value Common Stock
    ----------------------------------------------------------------------

           115,000 Redeemable Class A Common Stock Purchase Warrants
-------------------------------------------------------------------------------


     This Prospectus relates to the offering of securities of Cell Robotics International, Inc., a Colorado corporation (the "Company" or "CRI").

     The first offering relates to the reoffer of 1,917,500 shares of the Common Stock, $.004 par value ("Common Stock") owned by certain stockholders of the Company ("Selling Securityholders" and the "Selling Securityholders Offering," respectively). The Selling Securityholders may offer all 1,917,500 shares of the Company's Common Stock covered by this Prospectus in transactions in the over-the-counter market at prices obtainable at the time of sale, or in privately negotiated transactions at prices determined by negotiation. The Selling Securityholders may effect such transactions by selling the shares to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders, (which compensation as to a particular broker-dealer may be in excess of customary commissions). (See "SELLING SECURITYHOLDERS" and "PLAN OF DISTRIBUTION".) The Selling Securityholders and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

     This Prospectus also relates to the offer by the Company of 230,000 shares of Common Stock and Class A Warrants exercisable to purchase an additional 115,000 shares issuable to Paulson Investment Company, Inc. ("Paulson") pursuant to a Placement Agent's Warrant granted to Paulson in connection with a private offering undertaken by the Company in the third quarter of 1995 (the "Placement Agent's Warrant Offering"). The Placement Agent's Warrant is exercisable to purchase 11.5 Units at a price of $25,000 per Unit, each Unit consisting of 20,000 shares of Common Stock and 10,000 Class A Warrants. Each Class A Warrant entitles the holder thereof to purchase one (1) share of Common Stock at an exercise price of $1.75 per share for the period commencing upon the effective date of the Registration Statement (the "Registration Statement") registering for sale under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock issuable upon exercise of the Class A Warrants (the "Warrant Stock") and expiring on December 31, 2000. The Company has the right to redeem all of the outstanding and unexercised Class A Warrants at a redemption price of $0.25 per Class A Warrant upon thirty (30) days' written notice in the event (i) the Registration Statement has been filed and is in effect covering the issuance of the shares of Warrant Stock; (ii) there exists a public trading market on the NASDAQ SmallCap Market ("NASDAQ") or the OTC Electronic Bulletin Board ("Bulletin Board") for the Company's Common Stock; and (iii) the closing public trading price of the Company's Common Stock has equalled or exceeded $3.50 per share for ten (10) or more consecutive trading days.

     This Prospectus also relates to the offer by the Company of up to 115,000 shares of Warrant Stock issuable upon exercise of the 115,000 Class A Warrants issuable upon exercise of the Placement Agent's Warrant (the "Company Offering").

     The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders. The Company will, however, receive the net proceeds from the exercise, if any, of the Placement Agent's Warrant and the exercise of the Class A Warrants, issued as part of the Units purchased upon exercise of the Placement Agent's Warrants. Pursuant to an agreement between the Company and the Selling Securityholders, the cost of registering the shares offered hereby, estimated to be $25,000, is being paid by the Company. The Selling Securityholders will, however, pay the other costs related to the sale of their shares, including discounts, commissions and transfer fees. (See "PLAN OF DISTRIBUTION".)

     Prior to this Offering, the public markets for the Company's Common Stock and Class A Warrants have been illiquid, and there can be no assurance that more viable public markets will develop in the future. Currently, however, only the Company's Common Stock is traded in the over-the-counter market and quoted on the Bulletin Board under the symbols "CRII". On December 17, 1996, the bid and ask prices of the Company's Common Stock, as quoted on the Bulletin Board, were $1.94 and $2.06, respectively.

                        -------------------------------

     FOR DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMPANY, SEE "RISK FACTORS" COMMENCING AT PAGE 8.

                       --------------------------------


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       --------------------------------


     No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction, or in any jurisdiction in which the person making such offer or solicitation is not qualified to do so.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549, as well as at the following Regional Offices: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

     The Company has filed Post-Effective Amendment No. 2 on Form S-3 to its Registration Statement of Form SB-2 with the Commission in Washington, D.C., in accordance with the provisions of the Act. This Prospectus does not contain all of the information set forth in the Registration Statement, as amended, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the Selling Securityholder Offering, Company Offering or Placement Agent's Warrant Offering, and shares of Common Stock offered hereby, and the Company, reference is made to the Registration Statement, as amended, including the exhibits and financial statement schedules filed as a part thereof. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement, as amended. The Registration Statement, as amended, may be obtained from the Commission upon payment of the fees prescribed therefor and may be examined at the principal office of the Commission in Washington, D.C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 ("Annual Report"), SEC File No. 0-27840, filed with the Commission on April 15, 1996;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above, including:

          (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, SEC File No. 0-27840, filed with the Commission on May 20, 1996;

          (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, SEC File No. 0-27840, filed with the Commission on August 19, 1996;

          (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, SEC File No. 0-27840, filed with the Commission on November 18, 1996.

     All documents filed by the Company with the Commission pursuant to Section 13a, 13c, 14 or 15d of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in the above-referenced documents shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of any documents or portions of such documents incorporated in this Prospectus, not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference to this Prospectus, may be obtained at no charge by a written or oral request to Dr. Ronald K. Lohrding, President, Cell Robotics International, Inc., 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107 (505)343-1131.

[THE FOLLOWING INFORMATION IS CONTAINED WITHIN A BOX BORDERING PAGE]

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including the related notes thereto, appearing elsewhere in this Prospectus.


                                  THE COMPANY

     Cell Robotics International, Inc., a Colorado corporation ("CRII"), with its wholly-owned subsidiary, Cell Robotics, Inc., a New Mexico corporation ("Cell Robotics") (hereinafter CRII and Cell Robotics shall collectively be referred to as the "Company" or "CRI") has developed a series of advanced scientific instruments that increase the usefulness and importance of the conventional laboratory microscope as a tool in medical, biological and genetic applications in the life sciences. Its technologies are sophisticated add-on products which transform a microscope from an instrument for simply viewing microspace to a microrobotics laboratory. Using laser-generated optical traps and high-precision motorized stages, Cell Robotics' instruments change the microscope from a tool of simple visualization, identification and measurement, to one that permits a scientist or clinician to physically manipulate and microdissect (e.g., pick up, isolate, move, perform microsurgery, sort, etc.) living cells and other objects in the microscopic field of vision. These instruments are being used in a variety of applications in the life sciences.

     Prior to the Company's development of its proprietary products, the only instruments available to scientists to isolate, sort, manipulate and dissect microscopic biological specimens have been mechanical micromanipulators that not only lack precision and accuracy but also frequently result in damage to the biological material.

     Research scientists at AT&T engaged in extensive research which resulted in the issuance in 1989, initially in the United States and then in other jurisdictions, of an enabling patent covering the use of highly-focused light particles to hold and move objects in microspace. Light consists of microscopic particles called photons which, although very small, possess mass. A laser beam is created by the generation of billions of photons. The Company's principal products incorporate lasers to exploit these properties of light to manipulate objects viewed under a microscope.

     The Company's LaserTweezers (TM) 2000 and LaserTweezers (TM) 100 have been developed under an exclusive, worldwide license of the AT&T patent. The Company's LaserScissors (TM) 2000, CellSelector, SmartStage and "C" Stage utilize other proprietary technology developed by the Company. Collectively, these products represent technologically sophisticated advancements that permit scientists engaged in the areas of cellular, genetic or molecular research to work in microspace with significantly improved precision and control. In addition, the Company is actively involved in further research and development for new applications of its technology.

     Until recently, the Company has allocated a substantial portion of its effort and resources to product development. It has now completed important distribution arrangements and is poised to substantially increase marketing and sales activities.

     On September 19, 1995, the Company successfully closed a private offering of its securities in which it sold an aggregate of 115 Units to selected qualified investors at a price of $25,000 per Unit, realizing aggregate gross proceeds of $2,875,000 (the "Private Offering"). Each Unit sold in the Private Offering consisted of 20,000 shares of Common Stock and Class A Warrants exercisable to purchase an additional 10,000 shares of Common Stock at an exercise price of $1.75 per share. The Private Offering was undertaken by the Company through Paulson Investment Company, Inc. ("Paulson"), as Placement Agent. In consideration of its services as Placement Agent, Paulson received a placement fee equal to ten percent (10%) of the gross proceeds of the Private Offering and a non-accountable expense allowance equal to five percent (5%) of the gross proceeds of the Private Offering. In addition, Paulson was issued a Placement Agent's Warrant exercisable to purchase 11.5 Units at a price of $25,000 per Unit, each Unit consisting of 20,000 shares of Common Stock and Class A Warrants exercisable to purchase an additional 10,000 shares of Common Stock at an exercise price of $1.75 per share.

     On January 10, 1996, the Company acquired substantially all of the assets of TECNAL, Inc., which consisted primarily of the rights under a patent for a low cost, high power, solid state laser. The Company is currently developing several medical products based on this technology.

     The Company maintains its principal offices at 2715 Broadbent Parkway, N.E., Albuquerque, New Mexico 87107. Its telephone number at that address is
(505) 343-1131, and its facsimile number is (505) 344-8112.

                        SELLING SECURITYHOLDER OFFERING

Securities Offered:                   1,917,500 shares of Common Stock, $.004
par value

Nasdaq Symbol:
     Common Stock                     CRII

Offering Price:                       Prevailing Market Prices

                    THE PLACEMENT AGENT'S WARRANT OFFERING

Securities Offered: (1)               11.5 Units, each Unit consisting of
                                      20,000 shares of Common Stock and
                                      10,000 Class A Warrants

Offering Price:                       $25,000 per Unit




_______________

(1) The securities comprising the Units will be immediately separated and transferrable. The Units are not being separately registered and there will be no public trading market developed for the Units.

                             THE COMPANY OFFERING

Common Shares:(1)                         115,000 shares of Common Stock,
     $.004 par value
Common Shares Outstanding:

     Before the Offering                  5,003,414
     After the Offering(2)(3)             5,348,414

Bulletin Board symbol:                    CRII

Offering Price Per Share:                 $1.75


                                 RISK FACTORS

     The Offering involves a high degree of risk. Prospective investors should carefully consider the factors set forth under "RISK FACTORS".

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of shares offered by the Selling Securityholders in the Selling Shareholder Offering. The proceeds, if any, from the Placement Agent's Warrant Offering (up to $287,000), and the proceeds, if any, from the Company Offering (up to $201,250), will be utilized by the Company when and if received for working capital.



_______________

(1) Assumes the exercise by Paulson of Class A Warrants to purchase 115,000 shares of Common Stock. The Company does not have the right to compel the exercise of the Class A Warrants and Paulson has not committed to exercise any of the Warrants. Accordingly, there can be no assurance of the number, if any, of shares which will be purchased pursuant to the exercise of the Class A Warrants.

(2) Assumes the Placement Agent's Warrant has been exercised to purchase 230,000 shares of Common Stock and Class A Warrants exercisable to purchase an additional 115,000 shares of Common Stock.

(3) Excludes (i) 644,030 shares of Common Stock reserved for future issuance pursuant to the exercise of Incentive Stock Options granted under the Company's 1992 Stock Incentive Plan (the "Stock Incentive Plan"),
     (ii) 300,000 shares of Common Stock reserved for future issuance pursuant to options and subscriptions which may be issued under the Company's 1995 Employee Stock Purchase Plan ("ESPP"), and (iii) 345,970 shares of Common Stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options.

[BOX BORDERING PAGE ENDS HERE]

                                 RISK FACTORS

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND NO ONE SHOULD INVEST IN THESE SECURITIES WHO CANNOT AFFORD A COMPLETE LOSS OF HIS OR HER INVESTMENT. SEVERAL RISK FACTORS REGARDING THESE SECURITIES ARE SET FORTH BELOW. HOWEVER, THE INVESTOR IS CAUTIONED THAT THIS LIST IS NOT NECESSARILY COMPLETE AND THAT THE INVESTOR SHOULD CONSULT WITH HIS OR HER PROFESSIONAL ADVISORS PRIOR TO INVESTING IN THESE SECURITIES.

     1.   LIMITED LIQUIDITY AND CAPITAL RESOURCES.
          ---------------------------------------
          In the past, the Company has operated on limited capital resources and has depended primarily on the approximate $7,000,000 in funds generated from the sale of Common Stock and short-term loans from MiCEL, Inc., formerly a wholly owned subsidiary of Mitsui Engineering & Shipbuilding Co., Ltd. of Tokyo, Japan ("Mitsui"). From the net proceeds realized by the Company from the Private Offering, the Company paid to Mitsui the sum of $250,000 in consideration for which Mitsui agreed to contribute to the capital of the Company the sum of approximately $5,760,000 in matured aggregate debt obligation of the Company to Mitsui, including outstanding principal and accrued and unpaid interest. Even giving effect to the Company's receipt of the net proceeds of the Private Offering and the contribution to capital by Mitsui of a substantial amount of matured debt, there can be no assurance that the working capital available to the Company will be sufficient to satisfy all of the Company's working capital requirements until it is able to achieve break-even or even profitable operations. Even if the Company is able to attain its business plan objectives, it does not anticipate having operating revenues sufficient to pay its operating expenses until at least the fourth quarter of 1997, and there can be no assurance that operating break-even can be achieved by this time or continue in future periods.

     2.   ADDITIONAL CAPITAL REQUIREMENT.
          ------------------------------
          The Company may require additional capital in the future to finance its business activities. There can be no assurance of the number, if any, of Class A Warrants that will be exercised or the amount, if any, of proceeds which the Company will receive from the Warrant Exercise Offering or Company Offering. The Company may have to obtain such additional capital through borrowings or from additional equity financing. Additional future equity financing may occur through the sale of either unregistered Common Stock in exempt offerings or through the public offering of registered stock. In any case, such additional equity financing may result in additional dilution to investors. There can be no assurance that any additional capital, funding or revenues can satisfactorily be arranged. As of the date of this Prospectus, the Company has no arrangements for the acquisition of additional capital.

     3.   LACK OF OPERATING REVENUES.
          --------------------------
          The Company's unaudited income statement for the nine months ended September 30, 1996 reports a net loss of $(1,081,657), on gross profit of $171,805, and operating expenses of $1,356,031. There can be no assurance that the Company's operating revenues will substantially increase in the near future or that it will be able to control operating expenses.

     4.   LACK OF PROFITABLE OPERATING HISTORY.
          ------------------------------------
          The Company's operations are subject to all of the risks inherent in a new business enterprise, including the absence of a substantial operating history, shortage of cash, under-capitalization, and expense of new product development. The Company does not anticipate positive cash flow on a monthly basis until at least the fourth quarter of 1997, and there can be no assurance that operating break-even can be achieved by this time or continue in future periods. Various problems, expenses, complications and delays may be encountered in connection with the development of the Company's products and business. Future growth beyond present capacity will require significant expenditures for expansion, marketing, research and development. These expenses must either be paid out of the proceeds of this or future offerings or out of generated revenues and Company profits. The availability of funds from either of these sources cannot be assured.

     5.   NEED FOR FUTURE PRODUCT AND TECHNOLOGY DEVELOPMENT.
          --------------------------------------------------
          The market for the Company's products is characterized by rapidly changing technology, evolving industry standards, and frequent new product introductions. The Company's future success will depend in part upon its continued ability to enhance its existing products and to introduce new products and features to meet changing customer requirements and emerging industry standards. There can be no assurance that the Company will successfully complete the development of future products or that the Company's current or future products will achieve market acceptance. Any delay or failure of these products to achieve market acceptance would adversely affect the Company's business. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies non-competitive or obsolete.

     6.   DEPENDENCE ON PROPRIETARY TECHNOLOGY.
          ------------------------------------
          The Company's success is heavily dependent upon its proprietary technology. The Company relies principally upon patent law protection for its products, both with respect to patents which form the subject matter of exclusive licenses from AT&T, the Los Alamos National Laboratory ("LANL") and New Technology Engineering Center ("NTEC"), as well as patents which the Company has obtained directly. The exclusive licenses from AT&T and LANL require the payment of minimum annual royalties and impose other requirements on the Company. Should the Company default in any of its obligations under these exclusive licenses, its right to commercially exploit the patents will be forfeited and the Company's competitive advantages materially impaired. Further, none of the Company's patents, whether owned directly or licensed, have been the subject of any challenges, and accordingly there can be no assurance that the claimed patent rights can be enforced against the claims of an objector. The AT&T patents which form the basis of the Company's core technology only afford protection from competition for the life of those patents, which expire beginning in the year 2007. There can be no assurance that third parties will not assert infringement claims in the future or that such claims will not be successful.

     7.   COMPETITION.
          -----------
          There can be no assurance that new technological approaches will not be developed with price/performance characteristics superior to those of the Company's instruments.

     8.   DEPENDENCE UPON MARKETING.
          -------------------------
          The Company's ability to generate sales will depend upon developing and implementing a marketing strategy. The Company, however, has limited experience in the areas of marketing and sales. Accordingly, there can be no assurance that the Company can successfully develop, promote and maintain an active market for its products.

     9.   DEPENDENCE UPON KEY PERSONNEL.
          -----------------------------
          The Company's future success depends in large part on the continued service of its key technical, marketing, sales, and management personnel and on its ability to continue to attract, motivate, and retain highly qualified employees. Although the Company's employees have stock options, its key employees may voluntarily terminate their employment with the Company at any time. Competition for such employees is intense and the process of locating technical and management personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. Accordingly, the loss of the services of key personnel could have a material adverse effect upon the Company's operations and on research and development efforts. However, the Company does have a written employment contract with Dr. Ronald K. Lohrding, its President and Craig T. Rogers, its Chief Financial Officer. The Company does not have key person life insurance covering its management personnel or other key employees other than Dr. Lohrding.

     10.  DEPENDENCE ON DISTRIBUTION.
          --------------------------
          The Company has only recently begun to establish a network of distributors and dealers for its products. The Company has relied to a significant extent on its strategic relationship with Carl Zeiss, Inc. which agreed to act as a distributor for the Company's products in North America beginning in April 1995. While Zeiss has an extensive North American marketing sales force and existing distribution channels for its products, Zeiss also represents other third-party suppliers within this territory as to which Zeiss may devote greater time, effort and attention, and there can be no assurance that the Company's association with Zeiss will result in a material increase in the Company's revenues. It will be incumbent upon the Company to develop its own marketing channels and sales force in order to reach all of its potential customers, a task which may require additional resources beyond the funds that will be realized from this Offering.

     11.  CUSTOMERS' RELIANCE UPON FUNDING.
          --------------------------------
          The principal markets for the Company's products are colleges, universities and other institutions engaged in scientific research. Most, if not all of these potential customers rely upon federal and state funding in order to support their research activities. The ability of these institutions to purchase the Company's products is dependent upon receiving adequate funding from the public sector. Particularly in a political or economic climate which encourages a reduction or withdrawal of government support of scientific pursuits, it is possible that the Company could face a diminishing demand for its products due to a lack of financial support to its customers rather than other competitive factors.

     12.  EXERCISE PRICE ARBITRARILY DETERMINED.
          -------------------------------------
          The exercise price of the Class A Warrants was established by negotiations between the Company and Paulson in connection with the Private Offering. The price is unrelated to the net worth of the Company, the profits or earnings of the Company, or the price paid by the Company's principal shareholders, or any other established criteria of value.

     13.  LACK OF DIVIDENDS.
          -----------------
          No dividend has been paid on the Company's Common Stock since inception, nor, by reason of its present financial status and its contemplated financial requirements, does the Company contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. (See "DESCRIPTION OF SECURITIES.")

     14.  POTENTIAL ADVERSE EFFECTS OF SHARES ELIGIBLE FOR FUTURE
          ------------------------------------------------------
          SALE.
          ----
          As of December 17, 1996, 5,003,414 shares of the Company's $.004 par value Common Stock, were issued and outstanding, of which 2,651,256 are "restricted securities" and under certain circumstances may, in the future, be sold in compliance with Rule 144 adopted under the Securities Act. Of these 2,651,256 restricted securities, 1,087,206 are beneficially owned by officers, directors and affiliates of the Company. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who beneficially owned restricted shares of Common Stock for at least two (2) years is entitled to sell, within any three (3) month period, a number of shares that does not exceed the greater of one percent (1%) of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four (4) calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three (3) months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three (3) years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. In addition, the Company currently has issued and outstanding options and warrants (other than the Class A Warrants) to purchase an aggregate of 1,220,000 shares of Common Stock. This Prospectus covers the sale by the Company of up to 115,000 additional shares of Common Stock issuable upon exercise of Class A Warrants which may be acquired upon exercise of the Placement Agent's Warrant. In addition this Prospectus covers the sale by the Selling Securityholders of an aggregate of 1,917,500 shares of Common Stock. Finally, this Prospectus covers the sale of 230,000 shares of Common Stock pursuant to the exercise of the Placement Agent's Warrant. The Company may also grant options to purchase an additional 300,000 shares of Common Stock under the ESPP. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely effect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. Actual sales or the prospect of future sales of shares of Common Stock under Rule 144 may have a depressive effect upon the price of the Common Stock and the market therefor.

     15.  POSSIBLE DILUTION FROM FUTURE SALES OF COMMON STOCK.
          ---------------------------------------------------
          The Company's Board of Directors has the authority to issue up to 12,500,000 shares of Common Stock and to issue options and warrants to purchase shares of the Company's Common Stock without shareholder approval. Future issuance of Common Stock could be at values substantially below the Offering Price in this Offering and therefore could represent further substantial dilution to investors in this Offering. In addition, the Board could issue large blocks of common stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. (See "DESCRIPTION OF SECURITIES.")

     16.  POTENTIAL ADVERSE EFFECTS OF FUTURE SALES OF PREFERRED
          ------------------------------------------------------
          STOCK.
          -----
          The Company's Articles of Incorporation, as amended, authorize the issuance of up to 2,500,000 shares of $.04 par value preferred stock none of which are outstanding. The Board of Directors has been granted the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, the Board of Directors could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the assets of the Company upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption to such shares, together with a premium, prior to the redemption of Common Stock. Common stockholders have no redemption rights. In addition, the Board could issue large blocks of preferred stock to fend against unwanted tender offers or hostile takeovers without further shareholder approval. (See "DESCRIPTION OF SECURITIES.")

     17.  POTENTIAL ADVERSE EFFECT OF WARRANT REDEMPTION.
          ----------------------------------------------
          The Class A Warrants may be redeemed by the Company at any time after their issuance subject to certain conditions at a price of $.25 per Class A Warrant upon thirty (30) days' notice mailed within ten (10) days after the closing bid price of the Common Stock has equalled or exceeded $3.50 per share for a period of ten (10) or more consecutive trading days. A Warrantholder shall have exercise rights until the close of business on the day next preceding the date fixed for redemption. Redemption of the Class A Warrants could force the holders to exercise the Class A Warrants and pay the exercise price at a time when it may be disadvantageous for holders to do so, to sell the Class A Warrants at the then current market price when they might otherwise wish to hold the Class A Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Class A Warrants at the time of redemption. The Class A Warrants may not be exercised unless a Registration Statement under the Securities Act covering the underlying shares of Common Stock is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements under the securities laws of the state of residence of the holder of the Class A Warrant (See "DESCRIPTION OF SECURITIES.")

     18.  LIMITED ANTI-DILUTION PROTECTION.
          --------------------------------
          The Class A Warrants do not contain certain anti-dilution provisions so as to avoid dilution of the equity interest represented by the underlying Common Stock upon the occurrence of certain events. Accordingly, should the Company undertake any of those transactions, it could substantially reduce the likelihood that the Warrantholders will exercise the Warrants (See "DESCRIPTION OF SECURITIES").

     19.  LIMITED PUBLIC TRADING MARKET FOR THE COMPANY'S COMMON
          ------------------------------------------------------
          STOCK.
          -----
          While there currently exists in the over-the-counter market a limited, public trading market for the Company's Common Stock, as of the date of this Prospectus no public trading market for the Class A Warrants exists.
As a result, there can be no assurance that such markets will continue and/or develop in the future. As a result, there can be no assurances that an investor will be able to liquidate his investment without considerable delay, if at all. If a market does continue or develop, the price for the Company's securities may be highly volatile and may bear no relationship to the Company's actual financial condition or results of operations. (See "DESCRIPTION OF SECURITIES.")

     20.  NASDAQ INITIAL LISTING REQUIREMENTS; RISKS OF LOW-PRICED
          -------------------------------------------------------
          STOCKS.
          ------
          The Company's Common Stock is currently traded in the over-the-counter market and quoted on the OTC Electronic Bulletin Board. The Company's Common Stock do not qualify for initial listing on NASDAQ.

          The Commission has approved rules imposing more stringent criteria for the listing of securities on NASDAQ, including standards for maintenance of such listing. If the Company is unable to satisfy NASDAQ's initial listing criteria in the future, its securities will continue to be traded in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

          The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or
(iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

          If the Company's securities are not quoted on NASDAQ, or the Company does not have $2,000,000 in net tangible assets, which is highly probable even if the Maximum Offering is sold, trading in the Company's securities will continue to be covered by Rules 15-g-1 through 15-g-6 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the Common Stock is at least $5.00 per share.

          The Company's Common Stock is, as of the date of this Prospectus, within the definitional scope of a penny stock. The regulations on penny stocks limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     21.  POTENTIAL ADVERSE EFFECTS OF MARKET OVERHANG FROM WARRANTS
          -------------------------------------------------------
          AND OUTSTANDING OPTIONS.
          -----------------------
          The Company has outstanding options and warrants, including the Placement Agents's Warrants exercisable to acquire 230,000 shares of Common Stock and 115,000 Class A Warrants, and options exercisable to purchase 990,000 shares of Common Stock reserved for issuance under the Company's Stock Incentive Plan. To the extent that such stock options or warrants are exercised, dilution to the interests of the Company's stockholders may occur. Exercise of these options or warrants, or even the potential of their exercise may have an adverse effect on the trading price and market for the Company's Common Stock. The holders of the options or warrants are likely to exercise them at times when the market price of the shares of Common Stock exceeds the exercise price of the options or warrants. Accordingly, the issuance of shares of Common Stock upon exercise of the options or warrants may result in dilution of the equity represented by the then outstanding shares of Common Stock held by other shareholders. Holders of the options or warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to the Company than the exercise terms provided by such options or warrants. See "DESCRIPTION OF SECURITIES."

     22.  NEED FOR CURRENT PROSPECTUS AND STATE BLUE SKY
          ----------------------------------------------
          REGISTRATIONS.
          -------------
          Holders of Class A Warrants will have the right to exercise the Class A Warrants for the purchase of shares of Common Stock only if there is a current and effective Registration Statement and Prospectus covering the Class A Warrants and the shares of Common Stock issuable upon their exercise, and only if the shares are qualified for sale under the securities laws of the applicable state or states. There can be no assurance that a current Registration Statement and Prospectus will be in effect when any of the Class A Warrants are attempted to be exercised. The Class A Warrants may be deprived of any value if a Prospectus covering the shares issuable upon the exercise thereof is not kept effective and current, or if such underlying shares are not, or cannot be, registered in the applicable states. (See "DESCRIPTION OF SECURITIES.")

     23.  GOING CONCERN UNCERTAINTIES.
          ---------------------------
          From inception through December 31, 1995, Cell Robotics Inc.'s operating losses resulted in an accumulated deficit of $(9,596,366). In addition, the Company's operations used net cash of $1,267,920 in 1995. As a result of the foregoing, the Independent Auditors' Report issued in conjunction with the audit of the financial statements of Cell Robotics International, Inc. and Subsidiary for the fiscal year ended December 31, 1995, contained an explanatory paragraph indicating that the foregoing matters raised substantial doubt about the Company's ability to continue as a going concern. (See Independent Auditors' Report and Notes to Financial Statements - Note 14.)

          The Company's continued operating losses have resulted in an accumulated deficit of $(10,678,023) at September 30, 1996. There can be no assurance that the Company's operations will be profitable or that the Company will be able to attain its business plan objectives.

                                USE OF PROCEEDS

     The 2,262,500 shares of Common Stock covered by this Prospectus consist of
(i) 1,917,500 shares of Common Stock which were issued by the Company to the Selling Securityholders in private transactions (See "SELLING SECURITYHOLDERS"); (ii) 230,000 shares of Common Stock issuable upon exercise of the Placement Agent's Warrant; and (iii) 115,000 shares of Common Stock which may be purchased by the Placement Agent upon exercise of Redeemable Class A Common Stock Purchase Warrants at a price of $1.75 per share also issuable upon exercise of the Placement Agent's Warrant. (See "PLAN OF DISTRIBUTION".)

     The Company will not receive any of the proceeds from the sale of shares by the Selling Securityholders. If Paulson exercises the Placement Agent's Warrant, the Company will receive gross proceeds of $287,500. If all shares offered hereby are purchased pursuant to the exercise of the Class A Warrants issued to Paulson upon exercise of the Placement Agent's Warrant, of which there is no assurance, then the Company will receive additional gross proceeds of up to $201,250. The Selling Securityholders will pay all commissions, discounts and other compensation to any securities broker-dealers through whom they sell any of the shares.

     Management anticipates that the proceeds, if any, which the Company receives from the exercise of the Placement Agent's Warrant and/or the Class A Warrants will be applied to provide additional working capital. Pending their use, proceeds will be placed in short-term interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the United States of America.

     The Company regularly evaluates possibilities for the acquisition of other businesses, technologies or products, but at present there are no negotiations, arrangements, agreements or understandings with respect to any potential material acquisition other than as noted in this Prospectus.

     Due to an inability to precisely forecast the number of Units which may be sold by the Company pursuant to the exercise of the Placement Agent's Warrant or the number, if any, of Class A Warrants, which will thereafter be exercised by Paulson, the Company is unable to predict the precise period for which the Company Offering or Placement Agent's Warrant Offering will provide financing. The Company's working capital requirements are a function of its future sales growth and potential business or product acquisitions, neither of which can be predicted with any reasonable degree of certainty. The Company may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that the Company will be able to make such arrangements in the future should the need arise. (See "RISK FACTORS".)

                            SELLING SECURITYHOLDERS

     The following table sets forth certain information regarding the Common Stock held by the Selling Securityholders as of December 17, 1996. To the knowledge of the Company, the Selling Securityholder has had no material relationship with the Company within the past three years, other than as a result of the ownership of the securities, except as is expressly noted. The following information has been furnished to the Company by the person named:

                       Beneficial Ownership      Common   Beneficial Ownership
                         Prior to Offering        Stock      After Offering
Name                   Securities                   %    To Be Sold     Shares%
----                 ------------------------  -----------  ---------------------
Lincoln Adair           15,000        0.3%      15,000      -0-         0%
Sally Adair JTWROS
164 Avenue A
New York, NY  10009

Burton O. Ahlstrom      20,000        0.4%      20,000      -0-         0%
2655 Brush College Rd. NW
Salem, OR  97304

Carl P. Anderson        10,000        0.2%      10,000      -0-         0%
Joan E. Anderson JTWROS
48 Pin Oak Drive
Williamsville, NY  14221

Alfred A. Arnold        10,000        0.2%      10,000      -0-         0%
Judith A. Arnold JTWROS
225 Akron Road
Akron, NY  14001

Dave J. Boland          40,000        0.8%      40,000      -0-         0%
3043 NE Rocky Butte Road
Portland, OR  97220

Charles W. Botsford     60,000        1.2%      60,000      -0-         0%
P.O. Box 82285
Portland, OR  97282

Steven H. Broadbent     13,000       0.26%      13,000      -0-         0%
3977 North 800 West
Pleasant View, UT  84414

Catherine N. Carrol     10,000        0.2%      10,000      -0-         0%
8100 SW 68th Place
Portland, OR  97223

R. Roy Chambre IRA      10,000        0.2%      10,000      -0-         0%
2002 Spanish Trail
Roanoke, TX  76262

Arno E. Christopher      5,000        0.1%       5,000      -0-         0%
527 Mutton Creek
Seymour, IN  47274

O.F. Christopher &      15,000        0.3%      15,000      -0-         0%
Bernice A. Christopher
596 Camelot Drive
Seymour, IN  47274

Jerome Conia(3)         47,303        0.8%      20,000   27,303       0.5%
2715 Broadbent Parkway NE
Albuquerque, NM  87107

Joseph R. Clark         20,000        0.4%      20,000      -0-         0%
Joan Laurie Clark JTWROS
2421 Elevado Road
Vista, CA  92084

Richard D. Cloud        20,000        0.4%      20,000      -0-         0%
Kathleen Jr. Cloud JTWROS
P.O. Box 1377
Corvallis, OR  97339

Susan Coit              24,000       0.48%      24,000      -0-         0%
P.O. Box 2192
Telluride, CO  81435

Madeleine P. Cosman     10,000        0.2%      10,000      -0-         0%
c/o Medical Equity Inc.
32 Knickerbocker at Oak
Tenafly, N.J.  07670

Brent L. Cox            15,000        0.3%      15,000      -0-         0%
Vicki T. Cox JTWROS
6044 South 2625 East
Ogden, UT  84403

Tom Crawford            20,000        0.4%      20,000      -0-         0%
P.O. Box 5815
Portland, OR  97228

Isadore Diamond         20,000        0.4%      20,000      -0-         0%
770 Linden Avenue
Rochester, NY  14625

Verbena M. Diamond &    20,000        0.4%      20,000      -0-         0%
Bernie R. Diamond
TTEES FBO The Verbena
M. Diamond Trust
P.O. Box 9935
Ogden, UT  84409-0935

John DiLorenzo, Jr.      5,000        0.1%       5,000      -0-         0%
One SW Columbia, 19th Flr.
Benjamin Franklin Plaza
Portland, OR  97258

A.F. Divito             60,000        1.2%      60,000      -0-         0%
Sandra Divito JTWROS
527 N. Tomahawk Drive
Portland, OR  97217

Sandra Divito           20,000        0.4%      20,000      -0-         0%
A.F. Divito JTWROS
527 N. Tomahawk Drive
Portland, OR  97217

Edward Dong,            20,000        0.4%      20,000      -0-         0%
DMD PC P/S Plan
501 N. Killingsworth
Portland, OR  97217

Gleason Eakin and JoAnn 40,000        0.8%      40,000      -0-         0%
Eakin Trustees
FBO The Eakin
Living Trust DTD 9/10/90
2480 NE 163rd
Portland, OR  97230

A. Dean Earhart         20,000        0.4%      20,000      -0-         0%
Reta A. Earhart JTWROS
30 Independence
Lake Oswego, OR  97035-1401

Brian H. Farr           20,000        0.4%      20,000      -0-         0%
7571 SW Aloma Way, #8
Portland OR  97223

K. Don Feldman          10,000        0.2%      10,000      -0-         0%
Eva Feldman JTWROS
01402 SW Military
Portland, OR  97219

Roger Finger            10,000        0.2%      10,000      -0-         0%
610 NW Spring Avenue
Portland, OR  97229

Sidney Gilbert          20,000        0.4%      20,000      -0-         0%
16285 SW 81st Court
Miami, FL  33157

Ronald R. Goode         10,000        0.2%      10,000      -0-         0%
4435 SE 25th
Portland, OR  97202

Dan A. Graham           20,000        0.4%      20,000      -0-         0%
85874 Edenvale Road
Pleasant Hill, OR  97455

Robert A. Graham        20,000        0.4%      20,000      -0-         0%
3657 Lawrence Street
Eugene, OR  97405

Richard S. Hall        323,000        6.5%      80,000  243,000       6.1%
280 Estrellita
Ft. Meyers Beach, FL  33931

Richard S. Hall, Jr.    40,000        0.8%      40,000      -0-         0%
12 Suffolk Street
Fairport, NY  14450

William R. Hall         40,000        0.8%      40,000      -0-         0%
12 Suffolk Street
Fairport, NY  14450

SEP/IRA FBO Wayne       20,000        0.4%      20,000      -0-         0%
M. Hamersly
811 SW Front Avenue
Suite 200
Portland, OR  97204

Wayne M. Hamersly       40,000        0.8%      40,000      -0-         0%
811 SW Front Avenue
Suite 200
Portland, OR  97204

James Hart              20,000        0.4%      30,000      -0-         0%
14474 SE Creekside Drive
Milwaukie, OR  97267

Steven H. Hefeneider    10,500       0.21%       5,500      -0-         0%
Grace V. Hefeneider
7220 SW Northvale Way
Portland, OR  97225

Paul G. Henningsen IRA  20,000        0.4%      20,000      -0-         0%
19155 NW Athena
Portland, OR  97225

Humagen Fertility       20,000        0.4%      20,000      -0-         0%
Diagnostics, Inc.
2345 Hunters Way #2
Charlottesville, VA  22901

Ronald L. Iman          20,000        0.4%      20,000      -0-         0%
V. Rae Iman JTWROS
1065 Tramway Lane NE
Albuquerque, NM  87122

Burke L. Isaacson       10,000        0.2%      10,000      -0-         0%
Sonja Isaacson JTWROS
4501 Forest Green Drive
Ogden, UT  84403

Peter C. Jones           5,000        0.1%       5,000      -0-         0%
7437 SE Reed College Place
Portland, OR  97202

Vincent R. Keating      20,000        0.4%      20,000      -0-         0%
980 S. Pine Creek Rd.
Fairfield, CT  06430

Gordon W. Keller        15,000        0.3%      10,000      -0-         0%
TTEE FBO Gordon W. Keller
Money Purchase Pension
Plan dtd 3-21-89
10643 SW Riverside Drive
Portland, OR  97219-7924

Stephen H. Kleemann     20,000        0.4%      20,000      -0-         0%
525 Via Sinuosa
Santa Barbara, CA  93110

Jeff Kohnstamm          15,000        0.3%      15,000      -0-         0%
89993 E. Gov't Camp LP Hwy
Gov't Camp, OR  97208

Kordus Family Trust     15,000        0.3%      15,000      -0-         0%
u/a Dated 10/14/88
1751 Bridle Pathway
Santa Ana, CA  92705

George Krupinsky, Jr.   20,000        0.4%      20,000      -0-         0%
313 Crosby Road
Baltimore, MD  21228

Delbert LaFace          40,000        0.8%      40,000      -0-         0%
1168 Olympic View Lane
Anacortes, WA  98221

Kenneth T. LaMear       20,000        0.4%      20,000      -0-         0%
811 SW Front Avenue
Suite 200
Portland, OR  97204

Elliott Landsman &      10,000        0.2%      10,000      -0-         0%
Deborah G. Goldman JTWROS
3 Townline Circle
Rochester, NY  14623

Christopher B. Leinberger10,000       0.2%      10,000      -0-         0%
Route 4, Box 48
Santa Fe, NM  87501

Jerry Lemon              5,000        0.1%       5,000      -0-         0%
19043 SE Sunnyside Road
Boring, OR  97009

Sidney E. Levine        10,000        0.2%      10,000      -0-         0%
4 Princeton Place
Pittsford, NY  14534

Dr. Ronald K. Lohrding(1)(2)475,000   9.2%     100,000  375,000       7.2%
2715 Broadbent Parkway N.E.
Albuquerque, NM  87107

Sharon A. MacFarland    50,000        1.0%      50,000      -0-         0%
5114 SW View Point Terrace
Portland, OR  97201

Thomas McChesney        10,000        0.2%      10,000      -0-         0%
1118 SW Myrtle Drive
Portland, OR  97201

Gordon H. McNeil         5,000        0.1%       5,000      -0-         0%
c/o Magnetic Technologies
Corp.
770 Linden Avenue
Rochester, NY  14625

Ronald Means            20,000        0.4%      20,000      -0-         0%
4380 SE Macadam Avenue
River Forum I, #265
Portland, OR  97201-6405

John R. Overturf        20,000        0.4%      20,000      -0-         0%
3006 Marilyn Road
Colorado Springs, CO  80909

Tracy H. Parker          6,000       0.12%       6,000      -0-         0%
8685 SW Bohmann Parkway
Portland, OR  97223

Brad M. Parrott          5,000        0.1%       5,000      -0-         0%
16220 SW Pipit Court
Beaverton, OR  97007

Chester L. F. Paulson   10,000        0.2%      10,000      -0-         0%
cust. for Erick J.C. Paulson
1414 SW 3rd, #2102
Portland, OR  97201

Chester L.F. Paulson    50,000        1.0%      50,000      -0-         0%
Jacqueline M. Paulson
1414 SW 3rd, #2102
Portland, OR  97201

Thomas J. Pennello       5,000        0.1%       5,000      -0-         0%
130 Van Ness Avenue
Santa Cruz, CA  95060

Dale R. Peterson        20,000        0.4%      20,000      -0-         0%
P.O. Box 12218
Salem, OR  97309-0218

Dale R. Peterson        20,000        0.4%      20,000      -0-         0%
TTEE FBO The Marion
Construction Co.
P/S Pl & Tr dtd 1/1/65
P.O. Box 12218
Salem, OR  97309

Franklin D. Piacentini IRA40,000      0.8%      40,000      -0-         0%
1034 SW Myrtle Drive
Portland, OR  97201

Allen R. Plimpton &     10,000        0.2%      10,000      -0-         0%
Sheila A. Plimpton JTWROS
1795 Ironwood Drive
Minden, NV  89423

Pat Powell               5,000        0.1%       5,000      -0-         0%
12520 SW 19th
Lake Oswego, OR  97034

R.O.I., Inc.            70,000        1.4%      70,000      -0-         0%
4465 Northpark Drive
Suite 400
Colorado Springs, CO  80907

Linda M. Ray             8,000       0.16%       8,000      -0-         0%
11720 Main Road
Akron, NY  14001-9757

John V. Reitz           20,000        0.4%      20,000      -0-         0%
2304 SE Balboa
Vancouver, WA  98684

Frank J. Rizzo          10,000        0.2%      10,000      -0-         0%
98 Barnett Drive
West Seneca, NY  14224

Danielle L. Rosendahl   10,000        0.2%      10,000      -0-         0%
1725 SW Spring Street
Portland, OR  97201

Robert W. Seamans       20,000        0.4%      20,000      -0-         0%
Route 1, Box 156
Ocean View, DE  19970

Leslie L. Rogers        10,000        0.2%      10,000      -0-         0%
1985 Hill Lane
Colorado Springs, CO  80904

Eugene L. Snowden        7,000       0.14%       7,000      -0-         0%
113 S. Main Street
Winchester, KY  40391

Richard G. Sponhauer IRA10,000        0.2%      10,000      -0-         0%
4758 Baseline Dr.
Parkdale, OR  97041

Blayne Standage          5,000        0.1%       5,000      -0-         0%
5974 Meadow Creek Court
Lake Oswego, OR  97035

Susan L. Stubblefield    5,000        0.1%       5,000      -0-         0%
18600 SW Stafford Road
Lake Oswego, OR  97034

Thomas E. Szulist       35,500        0.7%      35,500      -0-         0%
8705 County Road
East Amherst, NY  14051

Stanley G. Tobin         5,000        0.1%       5,000      -0-         0%
901 William Meade Court
Davidsonville, MD  21035

Davis Wright Tremaine 401(k)20,000    0.4%      20,000      -0-         0%
Profit Sharing Plan
and Trust FBO Ronald
K. Ragen, Participant
2300 First Interstate Tower
Portland, OR  97201

A. Richard Vial          5,000        0.1%       5,000      -0-         0%
12840 SW River Road
Hillsboro, OR  97123

Arthur A Vandenbark     10,000        0.2%      10,000      -0-         0%
4317 SW 48th Place
Portland, OR  97221

Joseph A. Vizza         10,000        0.2%      10,000      -0-         0%
Elaine R. Vizza JTWROS
1408 Wrightstown Road
Newtown, PA  18940

Keith Whipple            5,000        0.1%       5,000      -0-         0%
Harrie Whipple JTWROS
1700 Eastside Road
Etna, CA  96027

Donald W. Wilson &      20,000        0.4%      20,000      -0-         0%
Joan J. Wilson
TTEE FBO The Wilson Family
Trust dtd 4/20/95
2409 NE 163rd Avenue
Portland, OR  97230

Paul B. Winklesky       20,000        0.4%      20,000      -0-         0%
Nancy J. Winklesky
115 Randall Court
Oregon City, OR  97045

Michael Alan Wolf(4)    78,853        1.6%      40,000   38,853       0.8%
2715 Broadbent Parkway NE
Albuquerque, NM  87107

Nancy Hilton Zinsli     18,500       0.37%      18,500      -0-         0%
1650 North Shore Road
Lake Oswego, OR  97034


--------------------

(1) Dr. Lohrding has agreed with Paulson not to sell more than the number of shares of Common Stock during each calendar quarter than would be permitted under Rule 144(e). Dr. Lohrding serves as President and Director of the Company. (See "BUSINESS" and "MANAGEMENT.")

(2)  Includes Incentive Stock Options exercisable to purchase 150,000 shares of
     Common Stock at an exercise price of $1.75 per share issued under the Company's Stock Incentive Plan. Also includes Incentive Stock Options exercisable to purchase 25,000 shares of Common Stock at an exercise price of $1.875 per share issued under the Company's Stock Incentive Plan.

(3)  Includes Incentive Stock Options exercisable to purchase 27,303 shares of
     Common Stock at an exercise price of $1.75 per share issued under the Company's Stock Incentive Plan.

(4)  Includes Incentive Stock Options exercisable to purchase 38,853 shares of
     Common Stock at an exercise price of $1.75 per share issued under the Company's Stock Incentive Plan.

                             PLAN OF DISTRIBUTION

EXERCISE OF PLACEMENT AGENT'S WARRANT:  PLACEMENT AGENT'S WARRANT OFFERING

     This Prospectus also relates to the offer by the Company of 230,000 shares of Common Stock and 115,000 Class A Warrants issuable upon exercise of the Placement Agent's Warrant. The Placement Agent's Warrant was issued to Paulson as partial compensation for its services as Placement Agent in the Private Offering.

     The Company does not have the right to compel the Placement Agent's Warrant and Paulson has made no commitment or other arrangement with respect to such exercise. Whether any or all of the Placement Agent's Warrant is exercisable will depend upon several factors, including the prevailing market price of the Common Stock, the liquidity of that market and the investment objectives of the holder of the Placement Agent's Warrant.

EXERCISE OF CLASS A WARRANTS:  COMPANY OFFERING

     The Company is offering up to 115,000 shares of Common Stock issuable upon exercise of the Placement Agent's Warrant. The Placement Agent's Warrant was granted to Paulson as partial compensation for its services as Placement Agent in the Private Offering.

     The shares of Common Stock to be issued upon exercise of the Class A Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

     Paulson has made no commitment with respect to the exercise of the Class A Warrants. Whether any Class A Warrants are exercised will depend upon several factors, including the prevailing market price of the Common Stock, the liquidity of that market, if any, and the personal investment objectives of the Warrantholders. (See "RISK FACTORS.")

SELLING SECURITYHOLDERS OFFERING

     This Prospectus also relates to the reoffer of (i) 1,917,500 shares of Common Stock currently owned by certain shareholders of the Company acquired as part of the Units sold in the Private Offering.

     The Selling Securityholders have advised the Company that sales of the shares of Common Stock may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Common Stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Securityholders and any broker-dealers that act in connection with the sale of the shares of Common Stock as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares of Common Stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of shares of Common Stock by the Selling Securityholders. Sales of the shares of Common Stock by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Common Stock.

     The shares of Common Stock are offered by the Selling Securityholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Company has agreed to pay all expenses incurred in connection with the registration of the shares offered by the Selling Securityholders; provided, however, that the Selling Securityholders shall be exclusively liable to pay any and all commissions, discounts and other payments to broker-dealers incurred in connection with their sale of the shares.

                                INDEMNIFICATION

     The By-Laws of the Company provide for the indemnification of Officers and Directors to the maximum extent allowable under Colorado law. Insofar as the indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, Officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                           DESCRIPTION OF SECURITIES

     The Company is authorized to issue up to 12,500,000 shares of $.004 par value Common Stock and 2,500,000 shares of $.04 par value Preferred Stock. As of December 17, 1996, 5,003,414 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

COMMON STOCK

     Each holder of Common Stock of the Company is entitled to one (1) vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of Common Stock are not entitled to preemptive rights and are not subject to redemption or assessment. Each share of Common Stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, pro-rata, the assets of the Company which are legally available for distribution to shareholders. The issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

     The Company is authorized to issue up to 2,500,000 shares of $.04 par value Preferred Stock. The preferred stock of the corporation can be issued in one or more series as may be determined from time-to-time by the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. The Board of Directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation:
(1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, and (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

     Although the Company currently does not have any plans to issue shares of Preferred Stock or to designate any series of Preferred Stock, there can be no assurance that the Company will not do so in the future. As a result, the Company could authorize the issuance of a series of Preferred Stock which would grant to holders preferred rights to the assets of the Company upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to Common Stock. The common shareholders of the Company have no redemption rights. In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

REDEEMABLE CLASS A WARRANTS

     Each Class A Warrant entitles the holder thereof to purchase one (1) share of Common Stock at an exercise price of $1.75 per share, subject to adjustment in certain events such as stock splits and reverse stock splits, commencing upon the effective date of the Registration Statement, and expiring on December 31, 2000. The Company has the right to extend the Expiration Date of the Warrants by resolution of the Board of Directors. There currently exists no plan or intention to extend the expiration date of the Warrants.

     The Class A Warrants are redeemable by the Company at any time after issuance at a price of $.25 per Warrant (the "Redemption Price") upon thirty
(30) days' written notice in the event (i) the Registration Statement has been filed and has been declared effective by the Commission covering the issuance of shares of Warrant Stock, (ii) there exists a public trading market on NASDAQ or the Bulletin Board for the Company's Common Stock, and (iii) the public trading price of the Company's Common Stock has equalled or exceeded $3.50 for ten (10) or more consecutive trading days. On each occasion that the Company elects to exercise its rights of redemption, the Company must mail such written notice within ten (10) days following the satisfaction of all the foregoing conditions. The holders of Class A Warrants called for redemption have exercise rights until the close of business on the date next preceding the date fixed for redemption.

     The Class A Warrants will be issued in registered form under a Warrant Agreement between the Company and Corporate Stock Transfer, Inc., as Warrant Agent. Reference is made to said Warrant Agreement for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

     Prior to this Offering, the public trading market for the Class A Warrants has been illiquid, and currently no public trading market for the Class A Warrants exists. As a result, there can be no assurance that a public trading market for the Warrants will develop in the future. The Class A Warrants may not be resold except pursuant to an effective Registration Statement or pursuant to an exemption from the registration requirements of the Securities Act. In the event the Class A Warrants are not exercised on or before their expiration date, all unexercised warrants will thereafter become void and be of no further force or effect.

     The Warrants do not contain anti-dilution provisions that prevent dilution of the equity interest represented by the underlying Common Stock upon the occurrence of certain events such as share dividends. Moreover, no anti-dilution provisions will apply in the event a merger or acquisition is undertaken by the Company. In the event that the Company adopts a resolution to merge, consolidate or sell percentages in all of its assets, prior to the expiration of the Class A Warrants, each Warrantholder upon the exercise of his/her Warrants would be entitled to receive the same treatment as a holder of any share of Common Stock. In the event the Company adopts the resolution for the liquidation, dissolution or winding up of the Company's business, the Company will give written notice of the adoption of such resolution to the registered holders of the Class A Warrants. Thereupon, all liquidation and dissolution rights under the Common Stock Purchase Warrants will terminate at the end of thirty (30) days from the date of the notice to the extent not exercised within those thirty (30) days. Holders of the Warrants will have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the Warrants.

WARRANT SOLICITATION FEES

     The Company has no agreement nor any arrangement whereby any fees or other compensation will be paid to any person or entity upon exercise of any or all of the Warrants.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

     The transfer agent, registrar and Warrant Agent for the Company's Common Stock and Class A Warrants is Corporate Stock Transfer, Inc., Denver, Colorado.

REPORTS TO SHAREHOLDERS

     The Company intends to furnish annual reports to shareholders which will include certified financial statements reported on by its certified public accountants. In addition, the Company will issue unaudited quarterly or other interim reports to shareholders as it deems appropriate.

                    DETERMINATION OF WARRANT EXERCISE PRICE

     The exercise price of the Class A Warrants is $1.75 per share. The exercise price was determined by negotiation between the Company and Paulson in connection with the Private Offering. In determining the offering price, the Company and Paulson considered such factors as the financial condition of the Company, its net tangible book value, its limited operating history and general condition of the securities market. Accordingly, the exercise price should not be considered an indication of actual value of the Company. The price bears no relation to the Company's assets, book value, earnings or net worth or any other traditional criteria of value.


                                 LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed on for the Company by the law firm of Neuman & Cobb, Temple-Bowron House, 1507 Pine Street, Boulder, Colorado 80302. Mr. Neuman is the beneficial owner of 3,100 shares of the Company's Common Stock.


                                    EXPERTS

     The consolidated financial statements of Cell Robotics International, Inc. and Subsidiary as of December 31, 1995 and 1994 and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP covering the December 31, 1995 consolidted financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations resulting in an accumulated deficit of $9,596,366 and the fact that the Company's operations used net cash of $1,267,920 in 1995, raise substantial doubt about the Company's ability to continue as a going concern. Additionally, the report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations, accumulated deficit, current liabilities in excess of current assets and total liabilities in excess of total assets raise substantial doubt about its ability to continue as a going concern. The financial statements referred to above do not include any adjustments that might result from the outcome of the referenced uncertainties.

------------------------------                   -----------------------------

      No person is authorized to give
any information or to make any represen-
tation other than those contained in
this Prospectus, and if  made such
information or representation must               CELL ROBOTICS INTERNATIONAL,
not be relied upon as having been                            INC.
given or authorized.  This Prospectus
does not constitute an offer to sell                  2,262,500 Shares
or a solicitation of an offer to buy
any securities other than the Securities         115,000 Redeemable Class A
offered by this Prospectus or an offer                     Warrants
to sell or a solicitation of an offer
to buy the Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The delivery of this Prospectus shall
not, under any circumstances, create any implication that there has been no changes in the affairs of the Company since the date of this Prospectus. However, in the event of a material change, this Prospectus will be amended or supplemented accordingly.




              TABLE OF CONTENTS

                                   Page
                                   ----
Available Information. . . . . . . .3
Incorporation by Reference . . . . .4
The Company. . . . . . . . . . . . .5
Risk Factors . . . . . . . . . . . .8       ------------------------------
Use of Proceeds. . . . . . . . . . 14                 PROSPECTUS
Selling Securityholder . . . . . . 15       ------------------------------
Plan of Distribution . . . . . . . 24
Indemnification. . . . . . . . . . 25
Description of Securities. . . . . 26
Legal Matters. . . . . . . . . . . 28
Experts. . . . . . . . . . . . . . 28
                                            ____________________, 1996

------------------------------              ------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

     SEC Filing Fee $4,500.00
     Printing Expenses*  500.00
     Accounting Fees and Expenses*          7,000.00
     Legal Fees and Expenses*               7,500.00
     Blue Sky Fees and Expenses*            5,000.00
     Registrar and Transfer Agent Fee         500.00
     Miscellaneous*
                                          ----------

          Total*                          $25,000.00

______________________________

*    Estimated

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

     7-109-101.  DEFINITIONS.  As used in this article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation.
     "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     7-109-102.  AUTHORITY TO INDEMNIFY DIRECTORS.

     (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

       (a)  The person conducted himself or herself in good faith; and

       (b)  The person reasonable believed:

         (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

         (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

       (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4)  A corporation may not indemnify a director under this section:

       (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

       (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     7-109-103. MANDATORY INDEMNIFICATION OF DIRECTORS. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104.  ADVANCE OF EXPENSES TO DIRECTORS.

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

       (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

       (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

       (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105.  COURT-ORDERED INDEMNIFICATION OF DIRECTORS.

     (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

       (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

       (b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF
     DIRECTORS.

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

       (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

       (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

       (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph
     (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

       (b)  By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     7-109-107.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND
     AGENTS.

     (1)  Unless otherwise provided in the articles of incorporation:

       (a)  An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

       (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

       (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     7-109-108. INSURANCE. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109.  LIMITATION OF INDEMNIFICATION OF DIRECTORS.

     (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the article of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110. NOTICE TO SHAREHOLDER OF INDEMNIFICATION OF DIRECTOR. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                 *     *     *

     b. Article XII of Registrant's Articles of Incorporation provide that the corporation may indemnify each director, officer, and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the extent permitted by the law as recited above in subparagraph (a).

     c. Article XII of Registrant's Articles of Incorporation provides, in part:

          "e.   To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director."

Item 16.  EXHIBITS.

     a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.  Title
----------   -----
**    1.0    Articles of Amendment to the Articles of Incorporation dated May
             23, 1995

**    3.1    Amended and Restated Articles of Incorporation

**    3.2    Amended and Restated Bylaws

**    4.1    Specimen Certificate of Common Stock

***** 5.0    Opinion of Neuman & Cobb regarding the legality of the securities being registered

*    10.2    Agreement and Plan of Reorganization between and among Cell
             Robotics, Inc., Intelligent Financial Corporation, MiCel, Inc.,
             Bridgeworks Investors I, L.L.C., and Ronald K. Lohrding.

*    10.3    Employment Agreement of Ronald K. Lohrding.

*    10.4    Employment Agreement of Craig T. Rogers.

*    10.5    Financing and Capital Contribution Agreement between and among
             Cell Robotics, Inc., Intelligent Financial Corporation, MiCel,
             Inc., and Bridgeworks Investors I, L.L.C.

*    10.6    Irrevocable Appointment of Voting Rights by Dr. Lohrding to
             MiCEL, Inc.

*    10.7    Stock Pooling and Voting Agreement

**   10.8    Royalty Agreement dated September 11, 1995 between the
             Registrant, Cell Robotics, Inc., and Mitsui Engineering &
             Shipbuilding Co., Ltd.

**   10.9    Agreement of Contribution and Mutual Comprehensive Release dated
             September 11, 1995 between the Company, Cell Robotics, Inc. and
             Mitsui Engineering & Shipbuilding Co., Ltd.

**   10.10   Distribution Agreement dated April 6, 1995, between Carl Zeiss,
             Inc. and the Registrant

**   10.11   Distribution Agreement dated December 15, 1994, between MiCEL,
             Inc. and the Registrant

**   10.12   Revised License Agreement dated January 5, 1996 between the
             Registrant and the Regents of the University of California

**   10.13   Purchase Agreement with Tecnal Products, Inc.

**   10.14   License Agreement with NTEC

**** 10.15   License Agreement dated May 13, 1996, between the Registrant and
             GEM Edwards, Inc.

**   11.1    Calculation of Loss Per Share for the nine months ended September
             30, 1994 and 1995 and for the twelve months ended December 31, 1994 and 1993

***  16.00   Letter of Schumacher & Associates, Inc., Certified Public
             Accountants, filed pursuant to Item 304(a)(3) of Regulation S-B

**   21.0    Subsidiaries

*****23.1    Consent of Neuman & Cobb

*****23.2    Consent of KPMG Peat Marwick LLP, Certified Public Accountants

________________________________

* Incorporated by reference from the Registrant's Current Report on Form 8-K dated February 23, 1995, as filed with the Commission on March 10, 1995

** Incorporated by reference from the Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 declared effective by the Commission on February 14, 1996.

*** Incorporated by reference from the Registrant's Current Report on Form 8-K dated May 15, 1995, as filed with the Commission on May 18, 1995.

**** Incorporated by reference from the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 filed with the Commission on July 15, 1996.

*****  Filed with this Amendment.

Item 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. To provide, upon effectiveness, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 on Form S-3 to Form SB-2 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Albuquerque, State of New Mexico on the 31st of December, 1996.


                              CELL ROBOTICS INTERNATIONAL, INC., a Colorado corporation



                              By:  /s/ Ronald K. Lohrding
                                   ------------------------------
                                   Ronald K. Lohrding, President



     Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 2 on Form S-3 to Form SB-2 Registration Statement has been signed by the following persons in the capacities with Cell Robotics International, Inc. and on the dates indicated.


Signature                          Position                        Date
---------                           -------                        ----



/s/ Ronald K. Lohrding      Chairman of the Board,               12/31/96
----------------------                                           --------
Ronald K. Lohrding    President, Chief Executive Officer



/s/ Craig T. Rogers        Chief Financial Officer,              12/31/96
---------------------                                           ----------
Craig T. Rogers          Principal Accounting Officer,
                        Secretary, Treasurer, Director


/s/ Mark Waller                    Director                      12/31/96
---------------------                                           ----------
Mark Waller



/s/ Raymond Radosevich             Director                      12/31/96
---------------------                                           ----------
Raymond Radosevich